Exhibit 11
PRICEWATERHOUSECOOPERS     [Logo]




                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Trustees of Schroder Series Trust II:

We hereby consent to the following with respect to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File No 333-42943) of Schroder Series Trust II (consisting of Schroder All-Asia Fund (formerly Schroder Asian Growth Fund, Inc.)) (the "Fund"):

         1. The incorporation by reference of our report dated December 4, 1997 on our audit of the financial statements and financial highlights of the Fund, which report is included in the Funds' Annual Report for the year ended October 31, 1997, which are incorporated by reference in the Statement of Additional Information.

         2. The reference to our firm under the heading "Independent Accountant" in the Statement of Additional Information.



                                                /s/ PricewaterhouseCoopers LLP
                                                     PricewaterhouseCoopers LLP


Boston, Massachusetts
July 29, 1998




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